Exhibit 5.2


October 4, 2002


KFI Properties, L.P.
150 Post Street, Suite 405
San Francisco, California 94108

Re:      Registration of Interests on Form S-4/A

Gentlemen:

You have requested our opinion as to certain matters of Delaware law in connection with the proposed issuance of limited partnership interests in KFI Properties, L.P., a Delaware limited partnership (the "Partnership"). In connection with our opinion, you have furnished to us and we have examined the following documents:

         1. Certificate of Limited Partnership and Second Amended and Restated Agreement of Limited Partnership of the Partnership;

         2. Resolutions of the Board of Directors of Knight Fuller, Inc., a Delaware corporation and sole general partner of the Partnership, authorizing the proposed merger of the Partnership with Resources Accrued Mortgage Investors L.P. - Series 86 and issuance of limited partnership interests in the Partnership pursuant to the proposed merger and other transactions described in the Registration Statement on Form S-4/A to be filed by the Partnership and Knight Fuller, Inc. with the Securities and Exchange Commission on or about October 3, 2002 (the "Registration Statement"); and

         3. The Registration Statement substantially in the form in which it is to be filed with the Securities and Exchange Commission.

In connection with the opinions expressed herein, we have assumed that all factual statements contained in the foregoing documents are true and will be true as of the date on which the proposed issuance of shares of common stock takes place.

         Based upon the foregoing, it is our opinion that under Delaware law:



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KFI Properties, L.P.
October 4, 2002
Page 2


         1. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.Sec.17-101, et seq.

         2. The limited partnership interests in the Partnership to which the Registration Statement relates will when issued in accordance with the Registration Statement constitute duly authorized and validly issued limited partnership interests in the Partnership and the holders of such interests will have no obligation to make further capital contributions to the Partnership.

We hereby consent to the reference to our firm, including the reference to this opinion, in the Registration Statement, and we further consent to the filing of this opinion with the Securities and Exchange Commission.

Sincerely,

SMITH, KATZENSTEIN & FURLOW, LLP



By /s/ CRAIG B. SMITH
     Craig B. Smith